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                                                                     Exhibit 2.3


           AMENDMENT NO. 1 TO STOCK PURCHASE AND NON-COMPETE AGREEMENT


         THIS AMENDMENT NO. 1 TO STOCK PURCHASE AND NON-COMPETE AGREEMENT (this "Amendment") among Brian Berger, an individual residing at 1255 Flagstone Square, Westerville, Ohio 43081 ("Berger"), Cable Link, Inc., an Ohio corporation ("CLI" and collectively with Berger, "Buyers"), PC & Parts, Inc., an Ohio corporation (the "Company") and those person whose names, addresses and shareholdings appear on Annex A attached hereto ("Sellers").

         WHEREAS, the parties hereto entered into a Stock Purchase and Non Compete Agreement dated as of May 18,1998 (the "Agreement"); and

         WHEREAS, the parties hereto desire to amend the Agreement.

         NOW THEREFORE, the parties do hereby agree as follows:

         1. Agreement on Closing Balance Sheet. The parties hereto agree on the final adjustments to the Closing Balance Sheet and as a result, the purchase price is reduced from $820,000 to $470,000. The parties hereto also agree on the following:

                  1.1. The $350,000 overpayment made by CLI to the Sellers shall be repaid as follows: (a) $100,000 by the payment to CLI of the amount placed in escrow; (b) $120,000 by the delivery to CLI of the initial Note for cancellation (no interest on which has been paid); (c) $80,000 by the delivery to CLI of a bank or cashier's check payable to the order of CLI, (CLI acknowledges receipt of the items set forth in (a), (b) and (c) above) and (d) $50,000 by the pro rats reduction in t. 20 non-compete payments due under Section 6.5 of the Agreement so on and after October 1, 1998 the monthly payment to each of John and James Miao will be reduced from $4,166.17 to $2,916.67. Any interest due on such overpayment is hereby waived.

                  1.2. Each of the Sellers hereby acquits, releases and forever discharges the Buyers from all, and in all manner of, actions and causes of action, suits, debts, claims and demands whatsoever, in law or in equity, contingent or fixed, known or unknown, which such Seller ever had, may now have or may hereafter have with respect to any breach by the Buyers of the Agreement;

                           1.2.1. Except the Buyers shall retain liability as
provided therein for the following: Section 3.3.2, Article IV [but only as it relates to Sections 3.3.2, 5.2, 5.4, 5.6 and 6.5, as amended herein], and Sections 5.2, 5.4, 5.6 and 6.5, as amended herein.

                  1.3. Each of the Buyers hereby acquits, releases and forever discharges the Sellers from all, and in all manner of, actions and causes of action, suits, debts, claims and demands whatsoever, in law or in equity, contingent or fixed, known or unknown, which such Buyer ever had, may now have or may hereafter have with respect to any breach by the Sellers of the Agreement;

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                           1.3.1 Except the Sellers shall retain liability as
provided therein for the following: Section 2.2, Article IV [but only as it relates to Sections 2.2, 5.4, 5.5 and Article VI], and Sections 5.4, and 5.5 and
Article VI.

         2. Ratification. In all other respects, the Agreement, as herein amended, is herein ratified and affirmed.

         IN WITNESS WHEREOF, this Amendment has been duly executed as of September ____, 1998.


                                       /s/ Brian Berger
                                       -----------------------------------------
                                       Brian Berger



                                       CABLE LINK, INC.

                                       By:  /s/ Bob Binsky
                                            ------------------------------------
                                            Bob Binsky, Chairman of the Board



                                       PC & PARTS, INC.

                                       By:  /s/ John Miao
                                            ------------------------------------
                                       Name:    John Miao
                                       Its:     President


                                       /s/ James Miao
                                       -----------------------------------------
                                       JAMES MIAO


                                       /s/ John Miao
                                       -----------------------------------------
                                       JOHN MIAO


                                       Richard Chu, Cheng Chen Hsiu,
                                       Peter D. Lee, Wendy Lee,
                                       Joseph M. Breneman,
                                       Gregory M. Layer and Steve Selby

                                       By:  /s/ Xxxxx Xxxxxx
                                            ------------------------------------
                                            Attorney in fact

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